ABLEAUCTIONS.COM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

MARCH 31 2004	DECEMBER 31 2003

ASSETS Current
Cash and cash equivalents	$ 475,895	$ 738,226
Short-term Investments	5,554,719	2,877,201
Accounts receivable – trade, net of allowance	1,001,234	467,195
Loans receivable	230,770	214,614
Inventory	720,527	411,966
Prepaid expenses	57,879	39,780
Current portion of notes receivable	64,610	78,416

8,105,634	4,827,398

Note Receivable	58,147	65,347
Intangible Assets (Note 4)	145,833	-
Investment In And Advances To Joint Venture	132,734	131,316
Capital Assets, net	448,629	413,858

$ 8,890,977	$ 5,437,919

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 227,036	$ 182,170
Deferred revenue	40,857	55,098

267,893	237,268

SHAREHOLDERS’ EQUITY

Capital Stock
Authorized:
62,500,000 common shares with a par value of $0.001
Issued and outstanding common shares:
54,731,834 common shares at March 31,2004
49,845,020 common shares at December 31, 2003	54,732	49,845
Additional paid-in capital	34,323,815	30,972,186

Deferred Option Plan Compensation	(37,126)	(46,161)
Deficit	(25,738,276)	(25,790,199)
Accumulated Other Comprehensive Income	19,939	14,980

8,623,084	5,200,651

$ 8,890,977	$ 5,437,919

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

THREE MONTHS ENDED MARCH 31

2004	2003

Revenues
Sales	$ 961,211	$ 134,674
Commissions	4,930	5,518

	966,141	140,192
Cost of Revenues	625,937	59,299

Gross Profit	340,204	80,893

Expenses
Operating expenses (Note 5)	351,004	134,274
Depreciation and amortization	18,034	45,820
Interest on promissory note	-	4,079

369,038	184,173

Loss Before Other Items	(28,834)	(103,280)

Other Items
Share of income of joint venture	5,670	11,054
Interest Income	75,087	-

80,757	11,054

Income (Loss) From Continuing Operations	51,923	(92,226)
Gain On Disposition Of Subsidiaries	-	95,552
Income From Discontinued Operations	-	645

Income For The Period	$ 51,923	$ 3,971

Basic And Diluted Income (Loss) Per Share
Income (Loss) from continuing operations	$ 0.001	$ (0.003)
Income (Loss) for the period	$ 0.001	$ 0.000

Weighted Average Number Of Shares Outstanding	54,477,347	28,726,449

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

THREE MONTHS ENDED MARCH 31

2004	2003

Cash Flows From Operating Activities
Income (loss) for the period from continuing operations	$ 51,923	$ (92,226)
Non-cash items included in net income (loss):
Depreciation and amortization	18,034	45,820
Stock based compensation	9,035	19,283
Joint venture share of income	(5,670)	(11,054)

	73,322	(38,177)
Changes in operating working capital items:
(Increase) Decrease in accounts receivable	(534,039)	64,962
(Increase) Decrease in inventory	(308,561)	(22,555)
Increase in prepaid expenses	(18,099)	(12,733)
Increase in accounts payable and accrued liabilities	44,866	(25,696)
Decrease in deferred revenue	(14,241)	-

Net cash used in operating activities	(756,752)	(34,199)

Cash Flows From Investing Activities
Purchase of capital assets, net	(48,638)	(4,108)
Proceeds on disposition of subsidiaries, net of cash divested	-	(139,658)
Purchase of short-term investments	(2,677,518)	-
Loan advances	(16,156)	-
Investment in intangible assets	(150,000)	-
Investments in joint venture	4,252	13,297
Note receivable	21,006	6,062

Net cash used in investing activities	(2,867,054)	(124,407)

Cash Flows From Financing Activities
Advances from related party, net	-	2,854
Issuance of share capital	3,000,000	-
Exercise of share capital	425,546	-
Exercise of stock options	117,500	-
Share of issuance costs	(186,530)	-

Net cash from financing	3,356,516	2,854

Change In Cash And Cash Equitable For The Period	(267,290)	(155,752)
Net Cash Used In Discontinued Operation	-	(3,399)
Cash And Cash Equivalents, Beginning Of Period	738,226	169,307
Effect Of Exchange Rates On Cash	4,959	11,042

Cash And Cash Equivalents, End Of Period	$ 475,895	$ 21,198

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(Unaudited)

1.

BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company's primary business activity is as a high-tech business-to-business and consumer auctioneer that conducts its auctions live and simultaneously broadcasts over the Internet.  The Company liquidates a broad range of computers, electronics, office equipment, furniture and industrial equipment that it acquires through bankruptcies, insolvencies and defaults.

The Company's operating subsidiaries at March 31, 2004 were:

Able Auctions (1991) Ltd., a Canadian-based auction business.

Ableauctions.com (Washington) Inc., a U.S.-based auction business.

652297 B.C. Ltd. (“ANO”), a Canadian-based hardware and network services business.

            Rapidfusion Technologies Inc., a Canadian-based Internet auction business.

Icollector.Com Technologies Ltd., a Canadian-based Internet auction facility.

Jarvis Industries Ltd., a Canadian-based auction house.

ICollector International, Ltd., a US-based Internet auction business

Unlimited Closeouts Inc., a US-based liquidation business.

Itrustee.Com Technologies Ltd., a Canadian-based liquidation business

Itrustee.Com International, Ltd. a US-based liquidation business.

Inet auctions Inc., a Canadian-based auction service business.

The unaudited consolidated financial statements of the Company at March 31, 2004 include the accounts of the Company and its wholly-owned subsidiaries, and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission  (“SEC”).  Accounting policies used in fiscal 2004 are consistent with those used in fiscal 2003.  The results of operations for the three-month period ended March 31, 2004 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2004.  These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2003 and the notes thereto included in the Company’s Form 10KSB filed with the SEC on March 30, 2004.  The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

2.

LIQUIDITY AND FUTURE OPERATIONS

The company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the company has incurred significant losses since its inception.  In order to continue as a going concern, the company must generate profits and/or obtain additional financing.  It is management’s plan to seek additional capital through equity financing.

3.

DISPOSAL OF SUBSIDIARY

Effective January 1, 2003 the Company sold its 100% interest in Ehli’s Commercial/Industrial Auctions, Inc. (“Ehli’s”), for cash consideration of $154,000.  At March 31, 2003, this amount is included in accounts receivable.  Cash of $154,000 was received in April 2003.

The carrying value of assets and liabilities of Ehli’s at the date of sale was as follows:

Cash	$ 139,658
Other assets	170,208
Liabilities	(412,899)

$ (103,033)

4.

INTANGIBLE ASSETS

Intangible assets consists of payments made to three former principals of a company that was a direct competitor of Ableauctions.  In consideration of payments received, the former principals will cease any activities that directly compete with Ableauctions for a period of three years.

The intangible assets will be amortized on a straight-line basis over the life of the agreement.

5.

OPERATING EXPENSES

THREE MONTHS ENDED MARCH 31

2004	2003

Operating Expenses
Accounting and legal	$ 57,973	$ 25,745
Advertising and promotion	20,432	10,915
Automobile	2,321	799
Bad Debt	20,000	-
Commission	57,157	1,778
Consulting	1,500	1,500
Insurance	6,028	10,913
Investor relations and shareholder information	1,275	3,952
Management fees	17,556	30,385
Office and administration	30,152	7,935
Rent and utilities	30,760	12,817
Repairs and maintenance	2,564	603
Salaries and benefits	70,418	22,853
Telephone	14,887	2,281
Travel	7,001	1,798
Website maintenance	10,980	-

Total Operating Expenses	$ 351,004	$ 134,274